        PRELIMINARY COPY - SUBJECT TO COMPLETION - DATED NOVEMBER 1, 2002

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

     Preliminary Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                                 (Amendment No.)

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement

[ ] Confidential for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12


                           ELITE PHARMACEUTICALS, INC.
                           ---------------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A
                                       ---

 (Name of Person(s) Filing Preliminary Proxy Statement if other than Registrant)

Payment Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:

                                       N/A

      (2) Aggregate number of securities to which transaction applies:

                                       N/A

      (3) Per unit price or other underlying value of transaction computed pursuant to Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                                       N/A

      (4) Proposed maximum aggregate value of transaction:

                                       N/A

      (5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

      (1) Amount Previously Paid:

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      (2) Form, Schedule or Registration Statement No.:

                                       N/A

      (3) Filing Party:

                                       N/A

      (4) Date Filed:

                                       N/A

                       [ELITE PHARMACEUTICALS LETTERHEAD]



November [__], 2002




Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Elite Pharmaceuticals, Inc. to be held at [__], Thursday, December 12, 2002, at the Sheraton Crossroads Hotel, Crossroads Corporate Center, 1 International Boulevard, Mahwah, New Jersey 07495.

     This year you will be asked to consider the election of directors. This matter is explained more fully in the attached proxy statement, which you are encouraged to read.

     The Board of Directors recommends that you approve the election of directors and urges you to return your signed proxy card, or cards, at your earliest convenience, whether or not you plan to attend the annual meeting. The proxy will be returned to any stockholder who attends the meeting and requests such return.

     Thank you for your continued interest and support in your company.

                                            Very truly yours,


                                            Atul M. Mehta, Ph.D.

                                            President and Chief Executive
                                            Officer for The Board of Directors

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                           ELITE PHARMACEUTICALS, INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Elite Pharmaceuticals, Inc. (the "Company", "Elite", "us" or "we") will be held at the Sheraton Crossroads Hotel, Crossroads Corporate Center, 1 International Boulevard, Mahwah, New Jersey 07495, on December 12, 2002 at [_______], to consider and act upon the following:

1. The election of seven directors to serve for a period of one year and thereafter until their successors shall have been duly elected and shall have qualified.

2. The transaction of such other business as may properly come before the meeting or any adjournment thereof that were not known a reasonable time before the solicitation.

The Board of Directors has fixed the close of business on November 1, 2002 as the date for determining the stockholders of record entitled to receive notice of, and to vote at, the Annual Meeting.

These proposals are described in further detail in the attached Proxy Statement.

By Order of the Board of Directors

/s/ Mark I. Gittelman

Mark I. Gittelman
Secretary
Northvale, New Jersey

November [__], 2002

                           ELITE PHARMACEUTICALS, INC.

                                165 LUDLOW AVENUE

                           NORTHVALE, NEW JERSEY 07647


                           PRELIMINARY PROXY STATEMENT
                           ---------------------------
                         Annual Meeting of Stockholders
                          To Be Held December 12, 2002

INTRODUCTION

This proxy statement is being furnished to stockholders of Elite Pharmaceuticals, Inc. (the "Company", "Elite", "us" or "we") on or about November [__], 2002, in connection with a solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Stockholders to be held at the Sheraton Crossroads Hotel, Crossroads Corporate Center, 1 International Boulevard, Mahwah, New Jersey 07495 on December 12, 2002, at [________] and any adjournments or postponements thereof. At the meeting, the Board of Directors will propose that the Company's stockholders elect seven nominees to the Board of Directors of the Company to serve until the 2003 annual meeting of stockholders and until their successors are elected and qualified.

STOCKHOLDERS ENTITLED TO VOTE

Only holders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on November 1, 2002 (the record date fixed by the Board of Directors) will be entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the record date, there were [___________] shares of Common Stock outstanding and entitled to vote at the Annual Meeting (including voting rights attributable to the shares of an Elite subsidiary which are convertible into shares of Elite's Common Stock). Each such share is entitled to one vote.

VOTING; REVOCATION OF PROXY; QUORUM AND VOTE REQUIRED

A form of proxy is enclosed for use at the Annual Meeting. Each proxy may be revoked at any time before it is exercised by giving written notice to the Secretary of the Annual Meeting, by submitting a duly executed, later-dated proxy, or by attending the Annual Meeting and voting at the meeting. Attendance at the Annual Meeting is not by itself sufficient to revoke your proxy. All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified in the form of proxy. If the proxy is signed but no specification is given, the shares will be voted FOR the Board's nominees for election to the Board of Directors.

A majority of the shares outstanding on the record date will constitute a quorum for purposes of the Annual Meeting. Assuming that a quorum is present, the election of directors will be effected by a plurality vote. For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those votes cast "for" or "against" are included. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the Annual Meeting.

COSTS AND METHOD OF SOLICITATION

Solicitation of proxies may be made by directors and officers of the Company by mail, telephone, facsimile transmission or other electronic media and in person. We will not solicit proxies via the Internet, such as Internet chat rooms and/or posting on websites. Solicitation of proxies may be made by directors, officers and regular employees of Elite for which they will receive no additional compensation as well as by employees of Georgeson Shareholder Communications, Inc. The entire cost of soliciting proxies will be borne by the Company. Upon request, the Company will reimburse the reasonable fees and expenses of banks, brokers, custodians, nominees and fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose accounts they hold shares of Common Stock.

SETTLEMENT OF ELECTION CONTEST

On August 5, 2002, a group of stockholders led by Harris Freedman, Sharon Will and Michael H. Freedman (the "Freedman Group") commenced a consent solicitation (the "Consent Solicitation") to solicit consents in favor of the removal of three of Elite's directors and the election of three nominees proposed by the Freedman Group. Elite opposed the Consent Solicitation as not being in Elite's best interests. The Consent Solicitation ended on October 4, 2002 with the Freedman Group failing to obtain the approval of Elite stockholders who held a majority of Elite's Common Stock.

Following the Consent Solicitation, the Freedman Group filed a preliminary proxy statement with the Securities and Exchange Commission and expressed an intention to solicit proxies in favor of its nominees for director and to contest the election of directors at Elite's annual meeting of stockholders. The Freedman Group terminated its proxy solicitation on October 23, 2002 pursuant to the terms of a Settlement Agreement among Elite and the Freedman Group (the "Settlement Agreement"). A copy of the Settlement Agreement is attached to our Form 8-K filed with the Securities and Exchange Commission (the "Commission") on November 1, 2002. Pursuant to the Settlement Agreement

(i) the Freedman Group agreed to terminate its proxy solicitation immediately and to support the election of the seven nominees for director recommended by Elite's Board of Directors for election at the Annual Meeting. The Freedman Group also agreed not to:

     (a) become a participant in any solicitation of proxies for the Annual Meeting or assist any third party in any solicitation of proxies for the Annual Meeting;

     (b) advise or influence any third party or assist any third party in so advising or influencing any person or entity with respect to the giving or withholding of any proxy or vote at the Annual Meeting, other than in favor of the election of the Company Nominees (as defined in the Settlement Agreement);

     (c) commence any action or assist any third party in commencing any action to delay, accelerate or enjoin the Annual Meeting, to enjoin Elite's solicitation of proxies for the Annual Meeting or to question whether this Proxy Statement violates Rule 14a-9 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained therein, in light of the circumstances under which they were made, not misleading;

     (d) other than as expressly provided in the Settlement Agreement, grant any proxy with respect to the Annual Meeting or deposit any of the Elite securities held by the Freedman Group in a voting trust or subject them to a voting agreement or other arrangement of similar effect with respect to the Annual Meeting;

     (e) make any proposal for consideration at the Annual Meeting; or

     (f) participate in or assist any third party in any solicitation of written consents with regard to Elite prior to the Annual Meeting.

(ii) Elite agreed to commence an exchange offer pursuant to which holders of Elite's Class A Warrants which expire on November 30, 2002 (the "Old Warrants") will have the opportunity to exchange those warrants for new warrants (the "New Warrants") upon payment to Elite of $0.10 per share of Common Stock issuable upon the exercise of the Old Warrants. The New Warrants will

     (a) be exercisable for the same number of shares of Common Stock as the Old Warrants,

     (b) have an exercise price of $5.00 per share (subject to adjustment in certain circumstances),

     (c) expire on November 30, 2005, and

     (d) except as set forth herein will have substantially all of the same other terms and conditions as the Old Warrants.

The Exchange Offer will be made to eligible warrantholders irrespective of whether the Old Warrants have expired by their terms when the Exchange Offer is consummated. The New Warrants will not be transferable except pursuant to operation of law. The Exchange Offer must be registered under applicable federal and state securities laws and will only be made pursuant to an effective registration statement meeting applicable legal requirements.

(iii) Elite dismissed the lawsuit that it had commenced against the Freedman Group for alleged violations of, among other things, Sections 13(d) and 14(a) of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder in connection with the Consent Solicitation.

(iv) Elite agreed not to withdraw the nomination for directors for election at the Annual Meeting of Richard A. Brown, John A. Moore or John P. de Neufville unless any of such nominees dies, resigns or refuses to stand for election.

(iv) Elite and the Freedman Group exchanged releases regarding the Consent Solicitation, the New Jersey Action and other matters related thereto.

Because this section is a summary, it does not describe every aspect of the Settlement Agreement. This summary is subject to and qualified in its entirety by reference to all of the provisions of the Settlement Agreement.

Elite estimates that the cost of fulfilling its obligations pursuant to the Settlement Agreement will be approximately $[_________]. In connection with Elite's opposition to the Consent Solicitation and the preparation of Elite's preliminary proxy statement to oppose the Freedman Group's proxy solicitation, Elite incurred $[________] in expenses associated with advertising, printing, fees of attorneys, financial advisors, proxy solicitors, accountants, public relations, transportation, litigation and related expenses and filing fees. All of these expenses were borne by the Company. Such costs do not include the amount represented by salaries and wages of regular employees and officers.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

BOARD OF DIRECTORS' NOMINEES

The holders of Elite's Common Stock will elect seven directors at the Annual Meeting, each of whom will be elected for a one-year term. Unless a stockholder either indicates "withhold authority" on his proxy card or indicates on his proxy that his shares should not be voted for certain nominees, it is intended that the persons named in the proxy will vote for the election of the persons named in the table below to serve until the expiration of their terms and thereafter until their successors shall have been duly elected and shall have qualified. Discretionary authority is also solicited to vote for the election of a substitute for any of said nominees who, for any reason presently unknown, cannot be or refuses to be a candidate for election.

The Company's by-laws provide that the Board of Directors will consist of not less than three nor more than ten members, the actual number of directors to be determined by the Board from time to time. Pursuant to this authority, the Board has determined that it is in the best interests of Elite to expand the number of directors to be elected at the Annual Meeting to 7. As indicated under "Settlement of Election Contest" above, Elite has agreed not to withdraw the nominations of Messrs. Brown, Moore and de Neufville except under certain circumstances. The expansion of the board of directors was suggested to Elite during the recent consent solicitation involving Elite by some of the Company's stockholders. The stockholders had suggested that the expansion of the board of directors to include stockholders who have relevant business experience in the pharmaceutical industry or who have capital markets or business experience would make the board of directors stronger and benefit the Company. The Board considered the suggestion and determined that the expansion of the board of directors to seven members and to add the 3 new nominees as directors was in the best interests of the Company and its stockholders.

The table below sets forth the names and ages (as of November [__], 2002) of each of the nominees, the other positions and offices presently held by each such person within the Company, and the period during which each such person has served on the Board of Directors of the Company. Each of the nominees for director has agreed to serve if elected and has consented to being named in this Preliminary Proxy Statement.

      Name and                           Positions with               Director
      Business Address           Age     the Company                  Since
      ----------------           ---     -----------                  -----

      Dr. Atul M. Mehta          53      Chief Executive Officer,     1997
      165 Ludlow Avenue                  President and Director
      Northvale, NJ 07647

      Donald S. Pearson          66      Director                     1999
      1251 7th Avenue North
      # 309
      Naples, FL 34102

      Harmon Aronson             59      Director                     1999
      26 Monterey Drive
      Wayne, NJ 07470

      Eric L. Sichel             43      Director                     2001
      411 Highview Road
      Engelwood, NJ 07631

      John P. de Neufville       62      None                         N/A
      P.O. Box 5357
      North Branch, NJ 08876

      John A. Moore              37      None                         N/A
      101 Brookmeadow Road
      Wilmington, DE 19807

      Richard A. Brown           54      None                         N/A
      1601 N. Tuscan Blvd., #7
      Tuscan, AZ, 85716

The principal occupations and employment of each such person during the past five years is set forth below. In each instance in which dates are not provided in connection with a nominee's business experience, such nominee has held the position indicated for at least the past five years.

Atul M. Mehta, Ph.D., the founder of Elite Laboratories, Inc. ("Elite Labs"), has been a director of Elite Labs since its inception in 1990 and a director of the Company since 1997. He has been employed as the President of Elite Labs since 1990 and President of the Company since 1997. Prior to that, he was Vice President at Nortec Development Associates, a company specializing in the development of food, pharmaceutical and chemical specialty products, from 1984 to 1989. From 1981 to 1984, he was associated with Ayerst Laboratories, a division of Wyeth, f/k/a American Home Products Corporation, in the solids formulation section as Group Leader. His responsibilities included development of formulations of ethical drugs for conventional and controlled-release dosage forms for both USA and international markets. He received his B.S. degree in Pharmacy with honors from Shivaii University, Kolhapur, India, and a BS, MS, and a Doctorate of Philosophy in Pharmaceutics from the University of Maryland in 1981. Dr. Mehta is also a director of Elite Research, Ltd., formerly a joint venture with Elan Pharmaceuticals and now a wholly owned subsidiary of the Company. Other than Elite Labs and Elite Research, Ltd., no company with which Dr. Mehta was affiliated in the past was a parent, subsidiary or other affiliate of the Company.

Donald S. Pearson, a director since 1999, has been employed since 1997 as the President of Pearson & Associates, Inc., a company that provides consulting services to the pharmaceutical industry. Prior to starting Pearson & Associates, Mr. Pearson served for five years as the Director of Licensing at Elan Pharmaceuticals, and prior to that he was employed by Warner-Lambert for thirty years in various marketing, business development and licensing capacities. Mr. Pearson holds a B.S. in Chemistry from the University of Arkansas and studied steroid chemistry at St. John's University. He has served on the informal advisory board of formerly a joint venture with Elan Pharmaceuticals for several years; other than formerly a joint venture with Elan Pharmaceuticals, no company with which Dr. Pearson was affiliated in the past was a parent, subsidiary or other affiliate of the Company.

Harmon Aronson, Ph.D., a director since 1999, has been employed since 1997 as the President of Aronson Kaufman Associates, Inc., a New Jersey-based consulting firm that provides manufacturing, FDA regulatory and compliance services to the pharmaceutical and biotechnology companies. Its clients include United States and international firms manufacturing bulk drugs and finished pharmaceutical dosage products who are seeking FDA approval for their products for the US Market. Prior to 1997, Dr. Aronson was employed by Biocraft Laboratories, a leading generic drug manufacturer, most recently in the position of Vice President of Quality Management; prior to that he held the position of Vice President of Non-Antibiotic Operations, where he was responsible for the manufacturing of all the firm's non-antibiotic products. Dr. Aronson holds a Ph.D. in Physics from the University of Chicago. Mr. Aronson is also a director of Elite Research, Ltd. Other than Elite Research Ltd., no company with which Dr. Aronson was affiliated in the past was a parent, subsidiary or other affiliate of the Company.

Eric L. Sichel, M.D., a director since August 2, 2001, is President of Sichel Medical Ventures, Inc., a company that provides biotechnology company assessments and investment banking services. Dr. Sichel has been the owner and President of Sichel Medical Ventures, Inc. since 1997. From 1995 through 1996, Dr. Sichel was a senior analyst in the biotechnology field for Alex, Brown & Sons, Inc. Prior to that, Dr. Sichel was affiliated with Sandoz Pharmaceuticals Corp. in various capacities, including associate director of transplantation/immunology. Dr. Sichel holds an M.B.A. from Columbia University and an M.D. from UMDNJ--New Jersey Medical School, and is licensed to practice medicine by the State of New York.

John P. de Neufville has been the Chief Executive Officer and President of Voltaic, Inc., a supplier of electronic chemicals, since 1986. Mr. de Neufville has been a member of Elite's board of advisors since 1997. He holds a Ph.D. in applied physics and an M.S. in geology from Harvard University and a B.S. in geology from Yale University.

John A. Moore has been Chief Executive Officer and President of Edson Moore Healthcare Ventures, an investment entity, since July 2002. Since 1994, Mr. Moore has been Chief Executive Officer and President of Optimer, Inc., a research based polymer development company. Mr. Moore holds a B.A. in history from Rutgers University.

Richard A. Brown, has been Chairman of the Board of Directors of Niadyne, Inc., a pharmaceutical development company, since 1997. From 1986 to the present, Mr. Brown also has been President of Eagle Ventures, a healthcare venture capital and investment banking company. Mr. Brown also worked in the securities field for Tucker Anthony from 1972 to 1984 and Healthcare Ventures from 1984 to 1986. Mr. Brown holds an A.B. from Hamilton College.

All of the nominees have agreed to serve if elected and consented to being named in the proxy statement. Except as summarized above under "Settlement of Election Contest" there are no arrangements between any director and any other person, pursuant to which the director is to be selected as such. There is no family relationship between the directors or persons nominated or chosen by the Company to become directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE SEVEN NOMINEES OF THE BOARD OF DIRECTORS DESCRIBED ABOVE.


OUTSTANDING ELITE STOCK

As of November 1, 2002, there were [______________] shares of Elite common stock outstanding.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the knowledge of the Company, there was no person who, at any time during the fiscal year ended March 31, 2002, was a director, officer, beneficial owner of more than 10% of any class of equity securities of the Company registered pursuant to Section 12 of the Securities Exchange Act of 1934, who failed to file on a timely basis the reports required by Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year, except Dr. Atul M. Mehta.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company is a party to an agreement whereby fees are paid to Gittelman & Co., P.C., a company wholly owned by Mark I. Gittelman, the Company's Chief Financial Officer, Secretary and Treasurer, in consideration for services rendered by Mr. Gittelman in his capacity as Chief Financial Officer and Treasurer. For the fiscal years ended March 31, 2002 and 2001, the fees paid to that company were $91,260 and $82,639, respectively.

COMMITTEES

The Board of Directors has an Audit Committee. The Board has no other standing committees. The Audit Committee members are Donald S. Pearson, Harmon Aronson and Eric L. Sichel.

The Audit Committee had one meeting during the fiscal year ended March 31, 2002. The Company's Board of Directors has adopted a written charter for the Audit Committee, a copy of which was included as an appendix to the Company's proxy statement sent to stockholders in connection with the annual meeting of stockholders held October 11, 2001.

The Company deems the members of its Audit Committee to be independent as independence is defined in Section 121(A) of the American Stock Exchange Listing Standards.

BOARD MEETINGS

The Board of Directors of the Company had three meetings during the fiscal year ended March 31, 2002. No incumbent director attended fewer than 75% of the aggregate of the meetings of the Board and its Audit Committee during that year.

AUDIT COMMITTEE REPORT

The Audit Committee reviewed and discussed the audited financial statements with management. The Audit Committee discussed with the independent auditors of the Company the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as modified or supplemented. The Audit Committee received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified or supplemented. The Audit Committee discussed with the independent accountant the independent accountant's independence. Based upon the foregoing review and discussions, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements of the Company be included in the Company's Annual Report on Form 10-K for the last fiscal year ended March 31, 2002 as filed with the Commission.

The foregoing report of the Audit Committee is made by members of the Audit Committee of the Company: Donald S. Pearson, Harmon Aronson and Eric L. Sichel.

COMPENSATION OF DIRECTORS

Each non-affiliated director receives $2,000 as compensation for each meeting of the Board of Directors attended.

EXECUTIVE OFFICERS AND COMPENSATION

The following section sets forth certain information regarding the Company's executive officers.

BACKGROUND OF EXECUTIVE OFFICERS

                                                                                YEAR OF
          NAME                            OFFICES HELD                       FIRST ELECTION      AGE
          ----                            ------------                       --------------      ---
Atul M. Mehta, Ph.D.          Director, President and Chief Executive             1997            53
                              Officer

Mark I. Gittelman             Chief Financial Officer, Secretary and              1998            42
                              Treasurer

For further information regarding Dr. Mehta's background, see "Board of Directors' Nominees"

Mark I. Gittelman, CPA, the Chief Financial Officer, Secretary and Treasurer of the Company, is the President of Gittelman & Co., P.C., an accounting firm in Clifton, NJ. Prior to forming Gittelman & Co., P.C. in 1984, he worked as a certified public accountant with the international accounting firm of KPMG Peat Marwick, LLP. Mr. Gittelman holds a B.S. in accounting from New York University and a Masters of Science in Taxation from Farleigh Dickinson University. He is a Certified Public Accountant licensed in New Jersey and New York, and is a member of the American Institute of Certified Public Accountants ("AICPA"), the Securities and Exchange Practice Section of the AICPA, and the New Jersey State and New York States Societies of CPAs. Other than Elite Labs, no company with which Mr. Gittelman was affiliated in the past was a parent, subsidiary or other affiliate of the Company.

All executive officers of the Company are serving until the next annual meeting of directors and until their successors have been duly elected and qualified.

EXECUTIVE COMPENSATION

The following table provides information on the compensation of Dr. Atul M. Mehta, the chief executive officer of the Company for the last three fiscal years. No other executive officer of the Company received salary and bonus exceeding $100,000 during those periods.

SUMMARY COMPENSATION TABLE

                                Annual Compensation          Long Term Compensation
                                -------------------          ----------------------

     (a)               (b)         (c)        (d)          (e)         (f)          (g)          (h)        (I)
  Name and           Fiscal      Salary      Bonus        Other    Restricted   Securities      LTIP     All other
  principal           Year       ------      -----       Annual       stock     Underlying     payouts    compen-
  position            ----                               Compen-     awards      options       -------    sation
  --------                                               sation      ------      -------                  ------
                                                         ------
Atul M.          2001-02        $272,855     $30,000     $83,896       --          50,000         --         --
Mehta            2000-01        $248,050     $45,000      $3,040       --         425,000(1)(2)   --         --
President        1999-00        $227,030     $25,000      $3,040       --         500,000         --         --
and Chief
Executive Officer

     (1) On December 15, 2000, Dr. Mehta surrendered options for 425,000 shares of the Company's common stock (exercisable at $7.00 per share) and in return received options for 425,000 shares of the Company's common stock exercisable on January 2, 2001 and expiring January 1, 2006. The exercise price is 110% of the opening price of the Company's common stock on January 2, 2001 adjusted upward to the nearest half dollar of $7.00. On January 2, 2001, the stock of the Company opened at $6.25 per share, therefore the exercise price for the stock subject to these options is $7.00 per share.

     (2) By action on February 21, 2002, the Board corrected a clerical error in options for 425,000 shares of common stock of the Company previously granted to Dr. Mehta. This correction did not result in any additional shares being subject to options held by Dr. Mehta, any change in the exercise price or a change in any other material terms.

The Company's fiscal year begins April 1 and ends March 31. The information is provided for each fiscal year beginning April 1.

Other Annual Compensation represents use of a company car and premiums paid by the Company for life insurance on Dr. Mehta's life for the benefit of his wife.

Reported below in this report is the purchase by the Company of options from Dr. Mehta. The purchase price for those options of $80,896 is included above in "Other Annual Compensation."

OPTION GRANTS IN LAST FISCAL YEAR

During the fiscal year ended March 31, 2002, the Board of the Company authorized the issuance to Dr. Mehta of options to acquire 50,000 shares of the common stock of the Company, vesting over a period of five years at the rate of 10,000 shares per year beginning February 21, 2003, exercisable at a price equal to 110% of the closing price of the stock on February 21, 2002 ($8.25 per share).

By action on January 25, 2001, the Board purchased options held by Dr. Mehta for 20,214 shares of the common stock of the Company at a price of $4.00 per share. The options carried an exercise price of $2.00 per share. The then current market price for the stock was in excess of $7.50. Dr. Mehta had intended to exercise the option for these shares and then sell the shares. The purchase price for the option arrived at by the Board took into account the amount which would be necessary to purchase the options and cover taxes payable by Dr. Mehta on the transaction.

OPTION/SAR GRANTS TABLE IN LAST FISCAL YEAR

      (a)                  (b)                       (c)                    (d)                  (e)
                        Number of            % of Total Options        Exercise or
     Name               Securities          Granted to Employees        Base Price          Expiration date
     ----          Underlying Options          in Fiscal Year             ($/sh)            ---------------
                         Granted               --------------             ------
                         -------
Atul M. Mehta            50,000                     2.8%                   $8.25               2-20-07

Options for 500,000 shares which were granted to Dr. Mehta during the fiscal year ended March 31, 2000 vest at the rate of 100,000 shares per year on each December 31 beginning December 31, 2001. The options expire on the earlier of
(a) one year after Dr. Mehta ceases to be employed by the Company or to serve as an officer or director of the Company or (b) March 31, 2010. Notwithstanding, the options shall become fully vested and exercisable if Dr. Mehta's employment agreement or his position as an officer and director is terminated by the Company for any reason or if it expires as a result of the Company giving notice of nonrenewal. If the board of directors of the Company votes to approve the acquisition of more than 50% of the stock of the Company by any person or entity, the Company may require Dr. Mehta to exercise or sell the options. In addition to the above stated options, by Board action on September 22, 2000, Dr. Mehta was granted a preemptive right to acquire shares of the Company in a sufficient number to maintain his percentage ownership of the shares outstanding. Under this preemptive right, upon issuance by the Company of shares of common stock for any reason, or of securities convertible into common stock upon demand, Dr. Mehta shall be permitted to purchase shares of common stock of the Company sufficient to maintain the greater of his percentage ownership of outstanding common stock of the Company determined on an absolute basis and upon a fully diluted basis as existed prior to the stock issuance. The price which Dr. Mehta shall pay for such stock shall be the lower of (x) the then current market price (discounted 15% if the shares are not registered) or (y) the price to be paid by the party in the transaction triggering the preemptive right. The right shall be exercised and the price shall be paid within 120 days of the issuance of the stock triggering the preemptive right.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUE TABLE

        a                    b               c                        d                             e
                                                        No. of Securities Underlying      Value of Unexercised
                                                             Unexercised Options          In-the-Money Options
                                                                  at FY-End                     at FY-End
      Name            Shares Acquired      Value                Exercisable/                  Exercisable/
      ----              on Exercise       Realized              Unexercisable                Unexercisable
                        -----------       --------              -------------                -------------

Dr. Atul M. Mehta             None              $0            1,025,000/450,000                $3,600,528

These options and the shares underlying them are unregistered, and their market value is unknown and incalculable. However, the registered common stock of the Company was trading for $7.74 per share as of the close of business on March 28, 2002. It is on this hypothetical value that the figures in column (e) are calculated. These figures may have no relation to the actual value of the unexercised options.

EMPLOYMENT AGREEMENT

The only employment agreement which the Company has with an executive officer is the Amended and Restated Employment Agreement entered into March 31, 2000 and amended on July 18, 2002, between the Company and Dr. Atul M. Mehta (the "Agreement"). The Agreement provides:

o that the Company will employ Dr. Mehta for a period of five years ending December 31, 2005 (unless sooner terminated pursuant to provisions of the Agreement). At the end of the five years, the Agreement will be automatically renewed for an additional five year term with an annual salary to be agreed to, unless either party gives written notice of nonrenewal by December 31, 2004. The Agreement is automatically extended for periods of one year after December 31, 2010 unless either party gives notice of nonrenewal at least one year prior to the date of expiration.

o for an annual salary of $242,000, which amount is to be increased by the board of directors not less than 10% annually beginning January 1, 2001.

o that Dr. Mehta will receive 5% of the net profit of the Company each fiscal year.

o    for an annual bonus in an amount determined by the Board.

o that Dr. Mehta will receive options to purchase Elite common stock at a price of $10.00 per share in a total amount of 500,000 shares, exercisable in increments of 100,000 shares annually beginning December 31, 2000. The options shall be exercisable from the date of vesting until one year after Dr. Mehta ceases to be employed by the Company or to serve as an officer and director of the Company or March 31, 2010, whichever is earlier.

o that the options are exercisable by Dr. Mehta if the Agreement or Dr. Mehta's position as an officer and director is terminated by the Company for any reason or if the Agreement is not renewed by the Company.

o that the Agreement will terminate upon (a) Dr. Mehta's death, (b) election of either party if Dr. Mehta is unable to perform his duties on account of disability for a total period of 120 days or more during any consecutive period of twelve months, (c) by the Company upon "severe cause" and (d) by Dr. Mehta upon the occurrence of certain events.

o that if the Agreement is terminated due to Dr. Mehta's death, his surviving spouse, or his estate if his spouse does not survive, shall receive Dr. Mehta's salary, incentive commissions, benefits and any deferred compensation accrued through the last day of the third calendar month following the month in which termination occurred; in addition, one-half of his salary would be paid for an additional period of three years.

o that if the Agreement is terminated by the Company because of Dr. Mehta's disability or upon "severe cause", Dr. Mehta will receive his salary, incentive commissions, benefits and any deferred compensation through the last day of the calendar month in which the termination occurs.

o that if the Agreement is terminated by Dr. Mehta upon the occurrence of one of the events specified, including a "change in control" as defined, Dr. Mehta will receive all accrued salary, incentive commissions, benefits and any deferred compensation through the later of May 22, 2006 or the third anniversary of such termination.

Dr. Mehta's Agreement was amended in July 2002 to amend the definition of "change in control". The change was made in connection with Elite's consideration and implementation of anti-takeover defenses.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Shown in the table below is any person (including any "group") known to the Company to be the beneficial owner of more than five percent (5%) of any class of the Company's voting securities as of October [__], 2002.

Title of Class            Name and Address of                                  Amount of          Percent
--------------              Beneficial Owner                             Beneficial Ownership     of Class
                            ----------------                             --------------------     --------
Common                Dr. Atul M. Mehta, Director/Officer                    2,962,700(1)           26.4%
                      165 Ludlow Avenue
                      Northvale New Jersey 07647

Common                Jerome Belson                                            928,000(2)            9.2%
                      495 Broadway
                      New York, NY 10012

Common                John P. de Neufville and Mely Rahn, Trustees             766,100(3)            7.9%
                      Margaret de Neufville Revocable Trusts
                      197 Meister Avenue
                      North Branch, NJ  08876

Common                Bakul and Dilip Mehta                                    630,000               6.5%
                      P. O. Box 438
                      Muscat, Sultanate of Oman

Common                Bridge Ventures, Inc.                                    859,470(4)            8.6%
                      1241 Gulf of Mexico Drive
                      Longboat Key, FL 24228

                      SMACS Holding Corp.
                      1241 Gulf of Mexico Drive
                      Longboat Key, FL 24228

                      Bridge Ventures, Inc. Employee
                        Pension Plan
                      1241 Gulf of Mexico Drive
                      Longboat Key, FL 24228

                      Saggi Capital Corp.
                      9 Prospect Hill Road Ext.
                      Pine Plains, NY 12567

                      Saggi Capital Corp. Money Purchase Plan
                      9 Prospect Hill Road Ext.
                      Pine Plains, NY 12567

                      Saggi Capital Corp. Profit Sharing Plan
                      9 Prospect Hill Road Ext.
                      Pine Plains, NY 12567

                      Harris Freedman
                      1241 Gulf of Mexico Drive
                      Longboat Key, FL 24228

                      Sharon Will
                      9 Prospect Hill Road Ext.
                      Pine Plains, NY 12567

                      Michael H. Freedman
                      200 East 89th Street, Suite 17A
                      New York, NY 10128

Common                Shelly Bay Holdings, Inc.                                849,291(5)            8.0%
                      101 Brookmeadow Road
                      Wilmington, Delaware 19807

                      Shelly Bay Holdings, Ltd.
                      c/o Consolidated Limited
                      Par La Ville Place
                      14 Par-La-Ville Road
                      Hamilton HM JX, Bermuda

                      John Moore
                      101 Brookmeadow Road
                      Wilmington, Delaware 19807

(1) Includes (i) 6,300 shares held by the Amar Mehta Trust; (ii) 6,300 shares held by Mrs. Mehta as custodian for Anand Mehta; (iii) 200,000 shares held by Mehta Partners, LP; and (iv) options to purchase 1,475,000 shares of common stock held by Dr. Mehta (including options for 400,000 shares which do not begin vesting until December 31, 2002 and then vest 100,000 shares on that date and 100,000 shares annually thereafter for three years and options for 50,000 shares which begin vesting on December 31, 2002 and then vest 10,000 shares on that date and 10,000 shares annually thereafter for four years).

(2)  Includes (i) 35,000 shares held by Maxine Belson, wife of Jerome Belson;
(ii) 50,000 shares by the Jerome Belson Foundation; (iii) 28,000 shares owned by the Grandchildren of Jerome Belson; and (iv) warrants for 256,000 shares.

(3) Represents (i) 331,000 shares held in trust for the benefit of John P. de Neufville; (ii) 410,000 shares held in trust for David T. de Neufville; and
(iii) options personally held by John P. de Neufville to purchase 25,000 shares.

(4) Based on information contained in a Schedule 13D, as amended, filed by the foregoing persons on August 26, 2002 who have formed a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934. Consists of (a) 2,000 shares of common stock owned by Harris Freedman, (b) 369,970 shares of common stock owned by Bridge Ventures, Inc. (including 85,250 shares of common stock issuable upon exercise of warrants owned by Bridge Ventures, Inc.), (c) 121,000 shares of common stock owned by SMACS Holding Corp. (including 75,000 shares of common stock issuable upon exercise of warrants owned by SMACS Holding Corp.),
(d) 102,200
shares of common stock owned by Bridge Ventures, Inc. Employee Pension Plan (including 10,000 shares of common stock issuable upon exercise of warrants owned by Bridge Ventures, Inc. Employee Pension Plan), (e) 7,500 shares of common stock owned by Sharon Will, (f) 217,500 shares of common stock owned by Saggi Capital Corp. (including 110,000 shares of common stock issuable upon exercise of warrants owned by Saggi Capital Corp.), (g) 7,450 shares of common stock owned by Saggi Capital Corp. Money Purchase Plan, (h) 8,350 shares of common stock owned by Saggi Capital Corp. Profit Sharing Plan, and (i) 23,500 shares of common stock owned by Michael H. Freedman (including 5,000 shares of common stock issuable upon exercise of warrants owned by Michael H. Freedman).

(5) Based on information contained in a Schedule 13G filed by Shelly Bay Holdings, Inc., Shelly Bay Holdings, Ltd. and John Moore on August 27, 2002, the 849,291 shares of common stock beneficially owned by John Moore include the 849,291 shares of common stock beneficially owned by Shelly Bay Holdings, Inc. and the 849,291 shares of common stock beneficially owned by Shelly Bay Holdings, Ltd. These shares of common stock are comprised of (i) 667,500 shares of common stock issuable upon the exchange of 13,487 shares of the Series A Preferred Stock, par value $1.00 per share, of Elite Labs, the wholly-owned subsidiary of the Company, (ii) 81,791 shares issuable upon the payment and exchange of in-kind dividends on the Series A Preferred Stock of Elite Labs accrued through and as of June 29, 2002, and (iii) the exercise of a warrant to purchase 100,000 shares of common stock (exercisable through October 17, 2005) at an exercise price of $18.00 per share. The Series A Preferred Stock of Elite Labs became exchangeable by the reporting persons into shares of common stock of the Company on October [__], 2002.

The Company is informed and believes that as of [__________], 2002, Cede & Co. held [_____________] shares of the Company's common stock and [_____________] Class A Warrants for shares of the common stock of the Company as nominee for Depository Trust Company, 55 Water Street, New York, New York 10004. It is the Company's understanding that Cede & Co. and Depository Trust Company both disclaim any beneficial ownership therein and that such shares are held for the account of numerous other persons, no one of whom is believed to beneficially own five percent or more of the common stock of the Company.

SECURITY OWNERSHIP OF MANAGEMENT

Shown below, as of October 1, 2002, are the shares of the Company beneficially owned by all directors and nominees, by the executive officers and by the directors and executive officers of the Company as a group.

Title of Class              Name and Address of                          Amount of            Percent
--------------                Beneficial Owner                      Beneficial Ownership      of Class
                              ----------------                      --------------------      --------

Common            Dr. Atul M. Mehta, Director/Officer                  2,962,700(1)            26.4%
                  165 Ludlow Avenue
                  Northvale NJ 07647

Common            Donald S. Pearson, Director                             78,750(2)             0.8%
                  1305 Peabody Avenue
                  Memphis, TN  38104

Common            Harmon Aronson, Director                                60,000(3)             0.6%
                  26 Monterey Drive
                  Wayne, NJ  07470

Common            Eric L. Sichel, Director                                30,000(4)             0.3%
                  411 Highview Road
                  Englewood, NJ  07631

Common            Mark I. Gittelman, Chief Financial Officer,             10,000(5)             0.1%
                  Treasurer and Secretary
                  300 Colfax Avenue
                  Clifton, NJ  07013


Common            Officers and Directors as a Group                    3,141,450               27.7%

Nominees
--------

Common            John P. de Neufville                                   766,100(6)             7.9%
                  197 Meister Avenue
                  North Branch, NJ  08876

Common            John Moore                                             849,292(7)             8.6%
                  101 Brookmeadow Road
                  Wilmington, Delaware 19807

Common            Richard A. Brown                                       461,500(8)             4.9%
                  P.O. Box 8706
                  Longboat Key, Florida 34228

(1) Includes (i) 6,300 shares held by the Amar Mehta Trust; (ii) 6,300 shares held by Mrs. Mehta as custodian for Anand Mehta; (iii) 200,000 shares held by Mehta Partners, LP; and (iv) options to purchase 1,475,000 shares of common stock held by Dr. Mehta (including options for 400,000 shares which do not begin vesting until December 31, 2002 and then vest 100,000 shares on that date and 100,000 shares annually thereafter for three years and options for 50,000 shares which do begin vesting until December 31, 2002 and then vest 10,000 shares on that date and 10,000 shares annually thereafter for four years).

(2) Includes options to purchase 60,000 shares. Options for 40,000 shares are vested. The remaining options vest in increments of 10,000 shares each on September 1, 2002 and January 2, 2003.

(3) Comprised of options to purchase 60,000 shares. Options for 40,000 shares are vested. The remaining options vest in increments of 10,000 shares each on September 1, 2002 and January 2, 2003.

(4) Comprised of options to purchase 30,000 shares. Options for 10,000 shares are vested. Options for the remaining shares vest in increments of 10,000 each on August 2, 2003 and August 2, 2004.

(5)  Comprised of options to purchase 10,000 shares.

(6) Comprised of (I) 331,100 shares held in trust for the benefit of John P. de Neufville; (ii) 410,000 shares held in trust for David T. de Neufville; and
(iii) options personally held by John P. de Neufville to purchase 25,000 shares.

(7) Comprised of (I) 667,500 shares of common stock issuable upon the exchange of 13,487 shares of the Series A Preferred Stock, par value $1.00 per share, of Elite Labs, the wholly-owned subsidiary of the Company, beneficially owned by John Moore, Shelly Bay Holdings, Inc. and Shelly Bay Holdings, Ltd., (ii) 81,791 shares issuable upon the payment and exchange of in-kind dividends on the Series A Preferred Stock of Elite Labs accrued through and as of June 29, 2002 beneficially owned by John Moore, Shelly Bay Holdings, Inc. and Shelly Bay Holdings, Ltd., and (iii) the exercise of a warrant to purchase 100,000 shares of common stock (exercisable through October 17, 2005) at an exercise price of $18.00 per share, beneficially owned by John Moore, Shelly Bay Holdings, Inc. and Shelly Bay Holdings, Ltd. The Series A Preferred Stock of Elite Labs became exchangeable by the reporting persons into shares of common stock of the Company on October [__], 2002.

(8) Comprised of (I) 125,000 Class A Warrants held by Richard A. Brown, (ii) 261,500 shares of common stock held by Richard A. Brown, (iii) 50,000 shares of common stock held by the Alexander Brown Trust and (iv) 25,000 Class A Warrants held by the Alexander Brown Trust.

Information on the stock ownership of these persons was provided to the Company by the persons.

COMPARATIVE STOCKHOLDER RETURN

The graph which follows compares the yearly percentage change in the Company's cumulative total stockholder return on its common stock with the cumulative total stockholder return of (1) all United States companies traded on the American Stock Exchange (where the Company's common stock is now traded) and (2) 51 companies traded on the American Stock Exchange which carry the Standard Industrial Classification (SIC) code 283 (Pharmaceuticals). The graph was prepared by the Center for Research in Security Prices at the University of Chicago Graduate School of Business, Chicago, IL.

The stock of the Company was traded on the NASDAQ over-the-counter bulletin board from July 23, 1998 until February 24, 2000. The stock of the Company began trading on the American Stock Exchange on February 24, 2000. The period covered by the comparison begins September 1998 because no trading data was available for the period from July 23, 1998 through August 31, 1998. The Company's fiscal year ends on March 31.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                              PERFORMANCE GRAPH FOR
                           ELITE PHARMACEUTICALS, INC.

               Produced on 05/29/2002 including data to 03/28/2002

     [THE FOLLOWING DATA APPEARED AS A LINE CHART IN THE PRINTED MATERIAL]

                                                            AMEX
                Elite                 AMEX                  Stocks
                Pharmaceuticals,      Stock Market          (SIC 2830-2839
                Inc.                  (US Companies)        US Companies) Drugs

09/03/1998       100.0                100.0                 100.0
03/31/1999       158.4                117.5                 136.2
03/31/2000      1780.0                166.6                 267.8
03/30/2001       880.0                132.9                 156.3
03/28/2002      1238.4                135.0                 110.1

--------------------------------------------------------------------------------
                                     Legend

Symbol          CRSP Total Returns Index for:           09/1998   03/1999   03/2000   03/2001   03/2002
[Box]           Elite Pharmaceuticals, Inc.             100.0     158.4     1780.0    880.0     1238.4
[Star]          AMEX Stock Market (US Companies)        100.0     117.5      166.6    132.9      135.0
[Triangle]      AMEX Stocks (SIC 2830-2839
                US Companies) Drugs                     100.0     136.2      267.8    156.3      110.1

Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D.   The index level for all series was set to $100.0 on 09/30/1998.
E. Data for Elite Pharmaceuticals, Inc. from 09/1996 to 01/2000 was provided by the client.
--------------------------------------------------------------------------------
Prepared by CRSP (www.crsp.uchicago.edu), Center for Research in Security Prices, Graduate School of Business, The University of Chicago. Used with permission.

INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors selects the independent public accounting firm for the Company each year at its annual meeting following the annual meeting of stockholders. Miller, Ellin & Co., LLP New York, New York, is the independent public accounting firm for the Company.

AUDIT FEES

The aggregate fees billed for professional services rendered by Miller, Ellin & Co., LLP, the principal accountants of the Company for the most recent fiscal year ended March 31, 2002, for the audit of the Company's annual financial statements for the most recent fiscal year ended March 31, 2002 and the reviews of the financial statements included in the Company's Forms 10-Q filed during that fiscal year were approximately $43,000.

ALL OTHER FEES

No fees were billed for services rendered to the Company by Miller, Ellin & Co., LLP for the most recent fiscal year ended March 31, 2002 other than those services specified in the immediately preceding section.

PRINCIPAL OFFICE

The Company's principal offices are located at 165 Ludlow Avenue, Northvale, New Jersey 07647, and its telephone number is (201) 750-2646.

ABSENCE OF APPRAISAL RIGHTS

Under Delaware law, you do not have appraisal rights with respect to the matters to be considered at the Annual Meeting.

                                  OTHER MATTERS

We are not aware of any matters to be presented at the Annual Meeting other than those described in this preliminary proxy statement. However, if other matters which are not known a reasonable time before the solicitation should come before the annual meeting, it is intended that the holders of proxies solicited hereby will vote on such matters in their discretion.

A COPY OF THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED MARCH 31, 2002, INCLUDING FINANCIAL STATEMENTS, ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

                              STOCKHOLDER PROPOSALS

Any proposal intended to be presented by a stockholder at the next Annual Meeting of Stockholders must be received by the Company at the address specified below no later than the close of business on July 7, 2003 in order for such proposal to be eligible for inclusion in the Company's proxy statement and form of proxy for the 2003 Annual Meeting. Any proposal should be addressed to Mark
I. Gittelman, Secretary, Elite Pharmaceuticals, Inc., 165 Ludlow Avenue, Northvale, New Jersey 07647 and should be sent by certified mail, return receipt requested.

WHERE YOU CAN FIND MORE INFORMATION

The Company files reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. The SEC maintains an Internet world wide web site that provides access, without charge, to reports, proxy statements and other information about issuers, like Elite, who file electronically with the SEC. The address of that site is http://www.sec.gov.

You also may obtain copies of these materials by mail from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. These materials are also available from the SEC in person at any one of its public reference rooms. Please call the SEC at l-800-SEC-0330 for further information on its public reference rooms. You may read and copy this information at the following location of the SEC:

                             Public Reference Room
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549

You can also obtain, without charge, reports, proxy statements and other information, including without limitation, any information we may incorporate by reference herein, about the Company, by contacting: Elite Pharmaceuticals, Inc., 165 Ludlow Avenue, Northvale, New Jersey 07647, Attn: Corporate Secretary, telephone: (201) 750-2646, facsimile: (201) 750-2755.


November [__], 2002                          By Order of the Board of Directors

                                             Mark I. Gittelman, Secretary

                                PRELIMINARY PROXY

                           ELITE PHARMACEUTICALS, INC.
                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS.

                               November [__], 2002

The undersigned acknowledges receipt of the Company's proxy materials and revokes any prior proxy and hereby appoints Atul M. Mehta and Mark I. Gittelman, and each of them, attorneys and proxies, with power of substitution in each of them, to vote for and on behalf of the undersigned at the annual meeting of the stockholders of the Company to be held on December 12, 2002 or at any adjournment or postponement thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:

The Board of Directors recommends a vote "FOR" the Board's nominees for Director.

1.   Election of the Board's nominees for Director.

/ / FOR ALL NOMINEES LISTED BELOW  / /| WITHHOLD AUTHORITY TO VOTE FOR ALL
                              NOMINEES LISTED BELOW

   Nominees: Atul M. Mehta, Harmon Aronson, Donald S. Pearson, Eric L. Sichel,
            John P. de Neufville, John A. Moore and Richard A. Brown.

Discretionary authority is also granted to vote for the election of a substitute for any of said nominees who, for any reason presently unknown, cannot be a candidate for election.

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE LISTED ABOVE, WRITE THE NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.



2. Upon all such other matters as may properly come before the meeting which were not known a reasonable time before the solicitation, as they in their discretion may determine. As of the date of this proxy statement, the Board of Directors was not aware of any such other matters.

UNLESS OTHERWISE SPECIFIED IN THE SQUARES OR SPACE PROVIDED IN THIS PROXY, THIS PROXY WILL BE VOTED FOR EACH OF THE BOARD'S NOMINEES.

                        Dated: [_________________], 2002

                                     Signed:

Please sign this proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you attend.

Please sign exactly as your name appears hereon. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc.

For an account in the name of two or more persons, each should sign, or if one signs, he should attach evidence of his authority.

                                       -2-









                                      -19-